UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2008
Kellogg Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4171 (Commission File Number)	38-0710690 (IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of Principal executive offices, including Zip Code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) The Compensation Committee and the Board of Directors of Kellogg Company (the “Company”) reduced the amount of severance payments which the Company’s named executive officers (“NEOs”) would receive if they are terminated following a change in control. Under these circumstances, each NEO would now receive two times base salary and annual incentive award (and two years of related benefits such as healthcare). Previously, the NEOs would have received three times base and annual bonus (and three years of related benefits). In addition, technical changes were made to the plan consistent with the regulations issued by the Internal Revenue Service with respect to Section 409A of the Internal Revenue Code. The form of amendment to effect these changes is filed as Exhibit 10.1 hereto, and the description contained herein is qualified in its entirety by reference to the terms of the amendment.
In addition, John Bryant, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, agreed to reduce certain benefits he would have received in the event of his termination from the Company. Mr. Bryant’s retention agreement provided that if he were terminated by the Company without cause or were to leave the Company for good reason prior to his retirement date, he would receive pension benefits under these plans as if he had reached his earliest retirement age. In order to make benefits more consistent among the NEOs, Mr. Bryant agreed to give up this benefit. The form of amendment to effect this change is filed as Exhibit 10.2 hereto, and the description contained herein is qualified in its entirety by reference to the terms of the amendment.
Finally, in order to enhance the retention and continuity of the senior operating team that was announced earlier in the year, restricted shares were granted under the Kellogg Company 2003 Long Term Incentive Plan to John Bryant (35,000 shares), Brad Davidson (25,000 shares), and Paul Norman (15,000 shares). These restricted shares vest after three years. The form of restricted stock grant award, which includes non-compete, non-solicitation, release of claims and other restrictive covenants, is filed as Exhibit 10.3 hereto, and the description contained herein is qualified in its entirety by reference to the terms of the agreement.
Item 9.01. Financial Statements and Exhibits

Exhibit 10.1.	Form of Amendment to Form of Agreement between the Company and certain executives. The Form of Agreement was previously filed as Exhibit 10.05 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Exhibit 10.2	Amendment to Letter Agreement between the Company and John Bryant, dated December 18, 2008. The Letter Agreement was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 23, 2007.

Exhibit 10.3	Form of Restricted Stock Grant Award under 2003 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 25, 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY
/s/ Gary H. Pilnick
Date: December 22, 2008	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

3

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1.	Form of Amendment to Form of Agreement between the Company and certain executives. The Form of Agreement was previously filed as Exhibit 10.05 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Exhibit 10.2.	Amendment to Letter Agreement between the Company and John Bryant, dated December 18, 2008. The Letter Agreement was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 23, 2007.

Exhibit 10.3	Form of Restricted Stock Grant Award under 2003 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 25, 2004.